Exhibit 10.12

SUMMARY OF CONSULTING ARRANGEMENT FOR JEFFREY P. HARRIS

Jeffrey P. Harris, the Company’s former Chief Financial Officer, provided assistance to the Company and its affiliates with the transition of duties following his separation from the Company and was paid for such services $60,000 in the aggregate.